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                                                                   Exhibit 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of EasyLink Services Corporation ("EasyLink Services") of our report dated February 15, 2000 relating to the financial statements of NetMoves Corporation (formerly FaxSav Incorporated) which appears in EasyLink's Services' Amendment to Current Report on Form 8-K/A, filed on April 24, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
April 27, 2001